UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 28, 2016

TIME WARNER INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15062	13-4099534
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

One Time Warner Center, New York, New York 10019
(Address of Principal Executive Offices) (Zip Code)

212-484-8000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 28, 2016, the Board of Directors (the "Board") of Time Warner Inc. (the "Company") adopted amendments to the Company's By-laws (the "By-laws"), which became effective immediately, to implement proxy access.  Article III, Section 15 of the By-laws permits a stockholder, or a group of up to 20 stockholders, who has owned 3% or more of the Company's outstanding common stock continuously for at least three years, to nominate and have included in the Company's annual meeting proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the stockholder(s) and nominees satisfy the requirements specified in Article III, Section 15.

The amendments to the By-laws also make changes to the advance notice provisions in Article III, Section 3 of the By-laws to work with the new proxy access provisions in Article III, Section 15 of the By-laws.

The foregoing summary is qualified in its entirety by reference to the full text of the Company's By-laws, as amended through January 28, 2016, which are attached as Exhibit 3.1 to this Current Report on Form 8-K and are hereby incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.

Exhibit	Description
3.1	By-laws of Time Warner Inc., as amended through January 28, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER INC.

By:	/s/ Howard M. Averill
Name: Howard M. Averill
Title: Executive Vice President and
Chief Financial Officer

Date:  February 2, 2016

 Exhibit Index

Exhibit	Description
3.1	By-laws of Time Warner Inc., as amended through January 28, 2016.